Exhibit 99.1








      Kerr-McGee Schedules Interim First-Quarter Conference Call & Webcast

         Oklahoma City, March 19, 2003 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call at 11:00 a.m. ET, March 26, to discuss its interim first-quarter 2003 financial and operating activities, and expectations for the future.
         Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 888-482-0024, within the United States or 617-801-9702, outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 888-286-8010, within the United States or 617-801-6888, outside the United States. The code for the replay of the call will be #9171496. The webcast replay will be archived for 14 days on the company's website.
         Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.
                                                           # # #

Media Contact:             Debbie Schramm
                           Direct: 405-270-2877
                           Pager: 888-734-8294
                           dschramm@kmg.com

Investor Contacts:         Rick Buterbaugh                    Joy LaBar
                           405-270-3561                       405-270-2262